Deloitte

Deloitte Accountants B.V. Flight Forum 1 5657 DA Eindhoven P.0. Box 782 5600 AT Eindhoven Netherlands Tel:+31 (040) 2345000 Fax: +31 (040) 2345407 www.deloitte.nl

ASML Holding N.V. De Run 6501 5504 DR VELDHOVEN

Date	From:	Our reference
June 29, 2005	J.F.C.M. Bune	3110347910/op9965

CONSENT OF INDEPENDENT AUDITORS

We herewith give our consent to the incorporation by reference in this Registration Statement on Form S-8 of ASML Holding N.V. of our report dated January 28, 2005 as included in the Annual Report on Form 20-F of ASML Holding N.V. for the year ended December 31, 2004 filed with the Commission on February 3, 2005.

/s/ Deloitte Accountants B.V.